Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Accountants”, “Experts”, and “Appendix E: Financial Highlights” in the Combined Proxy Statement and Prospectus and to the incorporation by reference of our report dated August 27, 2018, on the financial statements of IronBridge Funds, Inc. as included in the Annual Report to Shareholders for the year ended June 30, 2018, in this Registration Statement of IronBridge Funds, Inc. on Form N-14.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 25, 2019